UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 26, 2020

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TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 1608, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On June 26, 2020, Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), held a special meeting of shareholders (the “Meeting”). Shareholders representing 32,017,555 shares, or 64.87%, of the Company’s common stock outstanding as of the May 5, 2020 record date were represented at the Meeting by proxy. The proposals are described in detail in the Company’s proxy statement (the “Proxy”) filed with the Securities and Exchange Commission on May 15, 2020, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. At the Meeting, the Company’s shareholders voted in favor of Proposal 2 to adjourn the Meeting in the event that the number of shares of common stock present in person or represented by proxy at the Meeting and voting “FOR” the adoption of any proposal specified in the Proxy was insufficient to adopt such proposal. As an insufficient number of votes was cast in favor of Proposal 1 to approve an amendment to the Company’s articles of incorporation, as amended, to increase the authorized shares of common stock from 150,000,000 to 400,000,000 (“Proposal 1”), the Meeting was adjourned to allow additional time for the Company’s shareholders to vote on Proposal 1. The record date for the Meeting will be reset and the Company will reschedule the Meeting.

Set forth below are the final voting results for the proposal to adjourn the meeting:

Votes For	Votes Against	Votes Abstained
9,223,312	3,310,128	830,216

Item 8.01.	Other Events.

On June 29, 2020, the Company updated guidance on the timing of topline results for the Phase 3 RELIEF trial, a potentially pivotal study of TNX-102 SL (cyclobenzaprine HCl sublingual tablets) 5.6 mg in fibromyalgia. A copy of the press release that discusses this matter is attached hereto as Exhibit 99.01, and is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits.
(d)	Exhibit No.	Description.

	99.01	Press Release of the Company, dated June 29, 2020

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 29, 2020	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer